EXHIBIT 99.1

RPX Announces Fourth Quarter and Fiscal 2017 Financial Results

Company Announces it is Exploring Strategic Alternatives

SAN FRANCISCO – February 21, 2018 – RPX Corporation (together with its subsidiaries, “RPX”, “the Company”) (NASDAQ: RPXC), the leading provider of patent risk and discovery management solutions, today announced its financial results for the fourth quarter and year ended December 31, 2017.

Highlights

•	Results were in-line or exceeded guidance ranges for Q4 and FY 2017.

•	Cash provided by operating activities in 2017 was $181.5 million.

•	Generated $73.8 million of free cash flow in 2017; guiding to $65-85 million of free cash flow in 2018.

•	Total revenue for 2017 was $330.5 million, compared to $333.1 million for 2016.

•	Recorded non-cash charge of $94.1 million in Q4, primarily related to impairment losses on discovery services goodwill.

“Our solid results in 2017 reflect RPX’s continued success in bringing efficiency and transparency to the patent market, including our unique ability to execute licensing transactions that reduce risk and cost for our network,” said Martin Roberts, CEO of RPX Corp. “As the patent market continues to evolve, RPX is changing along with it to ensure we remain a key advisor to our clients on their patent strategy. As such, we continue to pursue new initiatives and services that reduce the amount clients and prospects spend on all aspects of their patent portfolio, including licensing, development and administration.”

Summary Results

Revenue for the fourth quarter of 2017 and 2016 was $81.8 million. Revenue for 2017 was $330.5 million, compared to $333.1 million for 2016.

GAAP net loss for the fourth quarter of 2017 was $95.7 million or $1.93 per diluted share, compared to net income of $1.7 million or $0.03 per diluted share in the fourth quarter of 2016. GAAP net loss for 2017 was $79.1 million or $1.61 per diluted share, compared to net income of $18.2 million or $0.36 per diluted share for 2016. In the fourth quarter of 2017, the Company recorded non-cash impairment losses of $94.1 million relating primarily to its discovery services goodwill.

Non-GAAP net income for the fourth quarter of 2017, which excludes stock-based compensation, the amortization of acquired intangibles, fair value adjustments on deferred payment obligations, gains on extinguishment of deferred payment obligations, realized losses on exchange of short-term investments, accelerated debt issuance costs, pre-tax non-cash impairment losses, their related tax effects, and the one-time tax effect of the Tax Cuts and Jobs Act relating to the revaluation of deferred taxes and repatriation toll charges, was $11.1 million or $0.22 per diluted share, compared to $6.2 million or $0.12 per diluted share in the fourth quarter of 2016. Non-GAAP net income for 2017 was $40.7 million or $0.81 per diluted share, compared to $35.7 million or $0.70 per diluted share for 2016.

As of December 31, 2017, RPX's patent segment had more than 330 clients, consisting of patent risk management network members and insurance clients. The Company provides patent risk management services to 450 companies, including those insured under policies sold to venture funds and industry trade associations.

The Company's net cash provided by operating activities for the year ended December 31, 2017 was $181.5 million. The Company generated free cash flow of $73.8 million during 2017, which it defines as cash flow from operating activities less capital expenditures such as property and equipment and patent assets. Non-GAAP adjusted EBITDA less net patent spend was $1.3 million for the fourth quarter of 2017 and $113.4 million for 2017.

Net patent acquisition spend during the fourth quarter totaled $51.4 million, and included 16 new patent acquisitions. Net patent acquisition spend during the year totaled $106.0 million. Gross patent spend during the year, the Company's preferred measure of deal making activity, totaled $179.9 million.

As of December 31, 2017, RPX had cash, cash equivalents, and short-term investments of $157.2 million.

Strategic Alternatives Process

Separately, the Company announced that its Board of Directors is conducting a process to explore and evaluate strategic alternatives to maximize shareholder value. The Board has not made any decisions related to any strategic alternatives at this time. No assurances can be made with regard to the timeline for completion of the strategic review, or whether the review will result in any particular outcome. The Company undertakes no obligation to make further comments on developments related to this review except upon entry into a definitive transaction agreement or as otherwise required by law.

“Over the past year, the Company has focused on streamlining its cost structure and putting into place a management structure that maximizes the performance of the existing business, and also has started to develop new initiatives that leverage the Company's existing competencies to expand RPX’s footprint in the patent space. With this progress, we believe now is an appropriate time to explore various alternatives available to the Company to maximize value for its shareholders on the basis of its current operations and future prospects,” said Shelby Bonnie, Chairman of the Board.

Quarterly Dividend

The Company also announced that its quarterly cash dividend of $0.05 per share of common stock will be payable on March 28, 2018 to stockholders of record on March 14, 2018.

New Revenue Standard

In May 2014, the Financial Accounting Standards Board issued a new standard related to revenue recognition, Accounting Standards Codification ("ASC") 606, Revenue from Contracts with Customers ("ASC 606"), which became effective for RPX on January 1, 2018. Through December 31, 2017, the Company recognized revenue in accordance with ASC 605, Revenue Recognition (“ASC 605”) and related authoritative guidance. The Company adopted ASC 606 using the full retrospective method which requires restatement of each prior reporting period presented.

The standard has a material effect on the Company's financial statements due to the identification of multiple performance obligations from its patent risk management membership subscription and the timing of recognition for these separable performance obligations. Specifically, the Company recognizes separate performance obligations under ASC 606 for certain discrete patent assets transferred to its membership clients as well as for access to the Company's patent portfolio which clients obtain when becoming a member or renewing membership. The revenue from these additional performance obligations is recognized at a point in time, whereas formerly the Company generally recognized its patent risk management subscription fees ratably on a gross basis over the term of the customer contract. The adoption of ASC 606 may increase the variability of the revenue recognized from the Company's patent risk management services from period to period.

Under ASC 606, the Company determines whether revenue should be treated on a gross basis or net basis which may result in revenue that was formerly treated on a gross basis to be treated on a net basis against its patent assets under ASC 606 due to the additional separable performance obligations. The Company expects the adoption of ASC 606 to decrease the revenue it recognizes and the patent assets it capitalizes for this reason.

ASC 606 does not have a material effect on the Company's discovery services business or patent risk management insurance offering.

A webcast in which management reviews a slide deck that discusses the accounting changes in detail will be posted and available today following the earnings call on the "Investor Relations" section of the company's website at www.rpxcorp.com.

Below are the Company's consolidated statements of operations and reconciliation of net income (loss) to non-GAAP adjusted EBITDA less net patent spend for the years ended December 31, 2017 and 2016 under ASC 605 showing the adjustments for restatement of each year to ASC 606. These adjustments for the years ended December 31, 2017 and 2016 are preliminary estimates and subject to change. These adjustments do not have an impact on the items excluded for non-GAAP presentation except the one-time tax effects of the Tax Cuts and Jobs Act relating to the revaluation of deferred taxes which increases the Company's provision for income taxes for the fourth quarter and year ended December 31, 2017 by approximately $3.6 million. The Company believes that showing its historical financial results under ASC 605 and ASC 606 will provide additional transparency and that providing this additional disclosure in the short term will help investors and analysts understand the impact of the change in revenue recognition standards, especially given the material difference expected in the timing of revenue recognition for its patent risk management services as mentioned above. The presentation under ASC 605 is not a substitute for the new revenue recognition standard, ASC 606, which was effective for the Company as of January 1, 2018.

RPX Corporation
Consolidated Statements of Operations
Under ASC 605 and ASC 606
(in thousands)
(unaudited)
	Year ended December 31, 2017			Year ended December 31, 2016
	ASC 605	New Revenue Standard Adjustment	ASC 606	ASC 605	New Revenue Standard Adjustment	ASC 606
Revenue
Subscription revenue	$246,845	$(59,997)	$186,848	$255,433	$(62,794)	$192,639
Fee-related revenue	5,408	23,583	28,991	11,562	39,547	51,109
Total patent risk management revenue	252,253	(36,414)	215,839	266,995	(23,247)	243,748
Discovery revenue	78,204	—	78,204	66,112	—	66,112
Total revenue	330,457	(36,414)	294,043	333,107	(23,247)	309,860
Cost of revenue	203,709	(27,283)	176,426	197,262	(32,328)	164,934
Selling, general and administrative expenses	90,507	628	91,135	100,457	(624)	99,833
Impairment losses	94,051	—	94,051	—	—	—
Operating income (loss)	(57,810)	(9,759)	(67,569)	35,388	9,705	45,093
Interest and other income (expense), net	(1,255)	—	(1,255)	(3,079)	—	(3,079)
Income (loss) before provision for income taxes	(59,065)	(9,759)	(68,824)	32,309	9,705	42,014
Provision for income taxes	20,078	22	20,100	14,074	3,609	17,683
Net income (loss)	$(79,143)	$(9,781)	$(88,924)	$18,235	$6,096	$24,331

RPX Corporation
Reconciliation of Net Income (Loss) to Non-GAAP Adjusted EBITDA Less Net Patent Spend
Under ASC 605 and ASC 606
(in thousands)
(unaudited)
	Year ended December 31, 2017			Year ended December 31, 2016
	ASC 605	New Revenue Standard Adjustment	ASC 606	ASC 605	New Revenue Standard Adjustment	ASC 606
Net income (loss)	$(79,143)	$(9,781)	$(88,924)	$18,235	$6,096	$24,331
Provision for income taxes	20,078	22	20,100	14,074	3,609	17,683
Interest and other expense, net	1,255	—	1,255	3,079	—	3,079
Impairment losses[2]	94,051	—	94,051	—	—	—
Stock-based compensation[1]	14,988	—	14,988	18,568	—	18,568
Depreciation and amortization	168,143	(27,315)	140,828	171,623	(32,861)	138,762
Non-GAAP adjusted EBITDA[3]	219,372	(37,074)	182,298	225,579	(23,156)	202,423
Net patent spend	(106,010)	8,108	(97,902)	(117,429)	16,998	(100,431)
Non-GAAP adjusted EBITDA less net patent spend	$113,362	$(28,966)	$84,396	$108,150	$(6,158)	$101,992
————————

[1]	RPX excludes stock-based compensation and related employer payroll taxes from its non-GAAP financial measures.

[2]	RPX excludes non-cash impairment losses from its non-GAAP financial measures.

[3]
RPX calculates non-GAAP adjusted EBITDA as GAAP earnings before other income or expenses, net, provision for income taxes, depreciation, amortization, non-cash impairment losses, and stock-based compensation expenses (inclusive of related employer payroll taxes).

Business Outlook

This outlook reflects the Company’s current and preliminary view and may be subject to change. Please see the paragraph regarding “Forward-Looking Statements” at the end of this news release.

The Company provided the following business outlook for the full year 2018 under ASC 606, as well as under ASC 605 for illustrative purposes. The Company has provided this outlook under both ASC 606 and ASC 605 in order to provide additional transparency. The Company believes that providing this additional disclosure in the short term will help its investors and analysts understand the impact of the change in revenue recognition standards, especially given the material difference expected in the timing of revenue recognition for its patent risk management services as mentioned above. The presentation under ASC 605 is not a substitute for the new revenue recognition standard, ASC 606, which was effective for the Company as of January 1, 2018.

	ASC 606	ASC 605[3]
Subscription revenue		$200 - $210 million
Fee revenue		$5 - $10 million
Total patent risk management revenue	$170 - $195 million	$205 - $220 million
Discovery revenue	$62 - $71 million	$62 - $71 million
Total revenue	$232 - $266 million	$267 - $291 million
Cost of revenue (non-GAAP)	$140 - $149 million	$159 - $167 million
SG&A (non-GAAP)	$66 - $72 million	$66 - $72 million
Operating income (non-GAAP)	$27 - $40 million	$42 - $52 million
Net income (non-GAAP)	$18 - $28 million	$30 - $38 million

Patent risk management adjusted EBITDA (non-GAAP)	$120 - $140 million	$155 - $169 million
Discovery services adjusted EBITDA (non-GAAP)	$13 - $17 million	$13 - $17 million
Consolidated adjusted EBITDA (non-GAAP)	$133 - $157 million	$168 - $186 million
Net patent spend	$70 - $90 million	$80 - $100 million
Consolidated adjusted EBITDA less net patent spend (non-GAAP)	$53 - $77 million	$78 - $96 million

Free cash flow[1] (non-GAAP)	$65 - $85 million	$65 - $85 million

Gross patent spend	> $150 million	> $150 million
Effective tax rate (non-GAAP)	32%	29%
Weighted-average diluted shares outstanding	51 million	51 million

The Company provided the following supplemental information regarding amortization expense for the full year 2018 under ASC 606, as well as under ASC 605 for illustrative purposes:

	ASC 606	ASC 605[3]
Amortization of patent assets acquired through December 31, 2017	$87 million	$103 million
Amortization of patent assets to be acquired during 2018	$18 - $22 million	$21 - $25 million
Total amortization of patent assets	$105 - $109 million	$124 - $128 million

Amortization of acquired intangible assets[2]	$8 - $9 million	$8 - $9 million
 ————————

[1]	Free cash flow is a non-GAAP financial measure which the Company defines as cash flow from operating activities less capital expenditures such as property and equipment and patent assets.

[2]	RPX excludes amortization expense related to intangible assets (other than patents) acquired in conjunction with the acquisition of businesses from its non-GAAP financial measures.
[3] RPX recognized revenue in accordance with ASC 605 during fiscal years 2017 and prior. Starting January 1, 2018, RPX adopted and began recognizing revenue in accordance with ASC 606. RPX is providing its full year 2018 forward-looking business outlook using ASC 605 in addition to its forward-looking business outlook using ASC 606 on a one-time basis for illustrative purposes. Future business outlooks will be provided using ASC 606.

The above outlook is forward-looking. Actual results may differ materially. The Company is not able, at this time, to provide a forward-looking reconciliation to GAAP outlook for the non-GAAP financial metric outlook it has provided above for 2018 because of the difficulty of estimating certain items that are excluded from the non-GAAP financial metrics, including those items listed in "Use of Non-GAAP Financial Information" below, the effect of which may be significant. Please refer to the information under the caption “Use of Non-GAAP Financial Information” below.

Conference Call

RPX management will host an earnings conference call and live webcast for analysts and investors at 2:00 p.m. PST/5:00 p.m. EST on February 21, 2018. Parties in the United States and Canada can access the call by dialing 1-866-548-4713, using conference code 8795187.  International parties can access the call by dialing 1-323-794-2093, using conference code 8795187.

The conference call will be webcast and investors will be able to access the webcast and slide presentation from the "Investor Relations" section of the company's website at www.rpxcorp.com. A replay of the webcast will be available online at the aforementioned website following the conclusion of the conference call.

About RPX

RPX Corporation (NASDAQ: RPXC) is the leading provider of patent risk management and discovery management solutions. Since its founding in 2008, RPX has introduced efficiency to the patent market by providing a rational alternative to litigation. The San Francisco-based company's pioneering approach combines principal capital, deep patent expertise, and client contributions to generate enhanced patent buying power. By acquiring patents and patent rights, RPX helps to mitigate and manage patent risk for its growing client network.

As of December 31, 2017, RPX had invested $2.4 billion to acquire more than 23,000 US and international patent assets and rights on behalf of more than 330 clients in eight key sectors: automotive, consumer electronics and PCs, E-commerce and software, financial services, media content and distribution, mobile communications and devices, networking, and semiconductors.

RPX subsidiary Inventus is a leading international discovery management provider focused on reducing the costs and risks associated with the discovery process through the effective use of technology solutions. Inventus has been providing litigation support services to corporate legal departments, law firms and government agencies since 1991.

Use of Non-GAAP Financial Information

This news release dated February 21, 2018 contains non-GAAP financial measures. Tables are provided in this news release that reconcile the historical non-GAAP financial measures to the most directly comparable financial measures prepared in accordance with Generally Accepted Accounting Principles (GAAP). These non-GAAP financial measures include non-GAAP cost of revenue, non-GAAP selling, general and administrative expenses, non-GAAP other income (expense), net, non-GAAP provision for income taxes, non-GAAP net income, non-GAAP adjusted EBITDA, non-GAAP net income per share, non-GAAP adjusted EBITDA less net patent spend, and free cash flow.

To supplement the Company’s condensed consolidated financial statements presented on a GAAP basis, management believes that these non-GAAP measures provide useful information about the Company’s core operating results and thus are appropriate to enhance the overall understanding of the Company’s past financial performance and its prospects for the future. Management is excluding from some or all of its non-GAAP operating results (1) stock-based compensation expenses (inclusive of related employer payroll taxes), (2) the amortization of acquired intangible assets (other than patents), (3) fair value adjustments on deferred payment obligations, (4) gains on extinguishment of deferred payment obligations, (5) realized losses on exchange of short-term investments, (6) acceleration of debt issuance costs from the early repayment of term debt, (7) non-cash impairment losses, (8) the related tax effects of these exclusions, and (9) the one-time tax effects of the Tax Cuts and Jobs Act.

Management uses these non-GAAP measures to evaluate the Company’s financial results and trends, allocate internal resources, prepare and approve our annual budget, develop short- and long-term operating plans, assess the health of our business and determine company-wide incentive compensation. Management believes these non-GAAP measures may prove useful to investors who wish to consider the impact of certain items when comparing the Company’s financial performance with that of other companies. The adjustments to the Company’s GAAP results are made with the intent of providing both management and investors a more complete understanding of the Company’s underlying operational results, trends and performance.

There are limitations in using non-GAAP financial measures because non-GAAP financial measures are not prepared in accordance with GAAP and may be different from non-GAAP financial measures used by other companies. The non-GAAP financial measures are limited in value because they exclude certain items that may have a material impact on our reported financial results. In addition, they are subject to inherent limitations as they reflect the exercise of judgment by management about which items are adjusted to calculate our non-GAAP financial measures. Management compensates for these limitations by analyzing current and future results on a GAAP basis as well as a non-GAAP basis and also by providing GAAP measures in our public disclosures.

The presentation of additional information should not be considered in isolation or as a substitute for or superior to financial results determined in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measure and not to rely on any single financial measure to evaluate our business.

Forward-Looking Statements

This news release and its attachments contain forward-looking statements within the meaning of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements include the statements by management, statements regarding RPX’s future financial performance as well as any statements regarding the Company’s strategic and operational plans, including regarding the process to explore and evaluate strategic alternatives to maximize shareholder value. The Company’s actual results may differ materially from those anticipated in these forward-looking statements. Factors that may contribute to such differences include, among others, the success of the Company’s new initiatives, changes in our subscription fee rates, changes in the accounting treatment associated with how we recognize revenue under subscription agreements, the Company’s ability to attract new clients and retain existing clients with respect to our patent risk management and discovery services, and factors related to the Company's exploration of strategic alternatives. No assurances can be made with regard to the timeline for completion of the strategic review, or whether the review will result in any transaction. Forward-looking statements are often identified by the use of words such as, but not limited to, “anticipate,” “believe,” “can,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “project,” “seek,” “should,” “target,” “will,” “would,” and similar expressions or variations intended to identify forward-looking statements. More information about potential factors that could affect the Company’s business and financial results is contained in the Company’s most recent annual report on Form 10-K, its quarterly reports on Form 10-Q, and the Company’s other filings with the SEC. The Company does not intend, and undertakes no duty, to update any forward-looking statements to reflect future events or circumstances.

#     #     #

Contacts:

Investor Relations	Media Relations
JoAnn Horne	Jen Costa
Market Street Partners	RPX Corporation
+1 415-445-3233	+1 415-852-3180
ir@rpxcorp.com	media@rpxcorp.com

RPX Corporation
Consolidated Statements of Operations
(in thousands, except per share data)
(unaudited)
	Three Months Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016
Revenue	$81,809	$81,802	$330,457	$333,107
Cost of revenue	48,987	49,696	203,709	197,262
Selling, general and administrative expenses	23,745	24,043	90,507	100,457
Impairment losses	94,051	—	94,051	—
Operating income (loss)	(84,974)	8,063	(57,810)	35,388
Interest and other income (expense), net:
Interest income	302	158	1,063	506
Interest expense	(1,702)	(860)	(4,540)	(3,015)
Other income (expense), net	163	(1,383)	2,222	(570)
Total interest and other income (expense), net	(1,237)	(2,085)	(1,255)	(3,079)
Income (loss) before provision for income taxes	(86,211)	5,978	(59,065)	32,309
Provision for income taxes	9,483	4,245	20,078	14,074
Net income (loss)	$(95,694)	$1,733	$(79,143)	$18,235

Net income (loss) per share:
Basic	$(1.93)	$0.04	$(1.61)	$0.36
Diluted	$(1.93)	$0.03	$(1.61)	$0.36
Weighted-average shares used in computing net income (loss) per share:
Basic	49,573	49,061	49,240	50,462
Diluted	49,573	49,642	49,240	51,001

Dividends declared per common share	$0.05	$—	$0.05	$—

RPX Corporation
Consolidated Balance Sheets
(in thousands)
(unaudited)
	December 31,
	2017	2016
Assets
Current assets:
Cash and cash equivalents	$138,710	$100,111
Short-term investments	18,455	90,877
Restricted cash	249	500
Accounts receivable, net	51,544	64,395
Prepaid expenses and other current assets	25,687	4,524
Total current assets	234,645	260,407
Patent assets, net	163,048	212,999
Property and equipment, net	5,090	6,948
Intangible assets, net	49,087	56,050
Goodwill	70,756	151,322
Restricted cash, less current portion	968	965
Other assets	3,664	8,337
Deferred tax assets	23,572	38,261
Total assets	$550,830	$735,289
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$2,225	$3,197
Accrued liabilities	15,736	16,798
Deferred revenue	105,150	118,856
Current portion of long-term debt	—	6,474
Other current liabilities	1,485	1,484
Total current liabilities	124,596	146,809
Deferred revenue, less current portion	1,718	11,552
Deferred tax liabilities	3,657	4,023
Long-term debt, less current portion	—	88,110
Other liabilities	11,104	10,514
Total liabilities	141,075	261,008
Stockholders’ equity:
Common stock	5	5
Additional paid-in capital	376,793	360,462
Retained earnings	39,411	130,249
Accumulated other comprehensive loss	(6,454)	(16,435)
Total stockholders’ equity	409,755	474,281
Total liabilities and stockholders’ equity	$550,830	$735,289

RPX Corporation
Consolidated Statements of Cash Flows
(in thousands)
(unaudited)
	Year Ended December 31,
	2017	2016
Operating activities
Net income (loss)	$(79,143)	$18,235
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	168,143	171,623
Stock-based compensation	14,599	18,275
Excess tax benefit from stock-based compensation	—	(103)
Amortization of premium on investments	1,273	2,247
Deferred taxes	14,451	(13,951)
Unrealized foreign currency (gain) loss	(1,957)	2,689
Fair value adjustments on deferred payment obligations	—	(1,920)
Gain on extinguishment of deferred payment obligation	—	(463)
Impairment losses	94,051	—
Realized loss on exchange of short-term investments	—	290
Other	1,792	2,457
Changes in assets and liabilities, net of business acquired:
Accounts receivable	14,136	(39,737)
Prepaid expenses and other assets	(21,168)	10,344
Accounts payable	(1,080)	923
Accrued and other current liabilities	(80)	1,693
Deferred revenue	(23,539)	14,654
Net cash provided by operating activities	181,478	187,256
Investing activities
Purchases of investments	(39,491)	(70,980)
Maturities of investments	107,115	60,143
Sales of investments	3,300	145,925
Business acquisition, net of cash acquired	—	(228,452)
Decrease in restricted cash	248	298
Purchases of property and equipment	(1,316)	(3,667)
Acquisitions of patent assets	(106,343)	(116,742)
Net cash used in investing activities	(36,487)	(213,475)
Financing activities
Proceeds from issuance of term debt	—	100,000
Payment of debt issuance costs	—	(2,003)
Repayment of principal on term debt	(96,250)	(3,750)
Deferred acquisition payment	—	(1,320)
Proceeds from exercise of stock options	5,964	3,766
Taxes paid related to net-share settlements of restricted stock units	(5,683)	(4,185)
Excess tax benefit from stock-based compensation	—	103
Payments of dividends to stockholders	(2,482)	—
Payments of capital leases	(345)	(461)
Repurchase of common stock	(8,290)	(60,101)
Net cash provided by (used in) financing activities	(107,086)	32,049
Foreign-currency effect on cash and cash equivalents	694	(702)
Net increase in cash and cash equivalents	38,599	5,128
Cash and cash equivalents at beginning of period	100,111	94,983
Cash and cash equivalents at end of period	$138,710	$100,111

RPX Corporation
Reconciliation of GAAP to Non-GAAP Net Income Per Share
(in thousands, except per share data)
(unaudited)
	Three Months Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016
Net income (loss)	$(95,694)	$1,733	$(79,143)	$18,235
Stock-based compensation[1]	3,777	4,229	14,988	18,568
Amortization of acquired intangible assets[2]	2,124	2,402	8,908	9,611
Fair value adjustment on deferred payment obligations[3]	—	—	—	(1,920)
Gain on extinguishment of deferred payment obligations[3]	—	—	—	(463)
Realized loss on exchange of short-term investments[3]	—	—	—	188
Accelerated debt issuance costs[3]	1,332	—	1,332	—
Impairment losses[4]	94,051	—	94,051	—
Income tax adjustments[5][8]	5,479	(2,163)	605	(8,474)
Non-GAAP net income	$11,069	$6,201	$40,741	$35,745

Non-GAAP net income per share:
Basic	$0.22	$0.13	$0.83	$0.71
Diluted[11]	$0.22	$0.12	$0.81	$0.70
Weighted-average shares used in computing non-GAAP net income per share:
Basic	49,573	49,061	49,240	50,462
Diluted[11]	50,318	49,642	49,989	51,001

Dividends declared per common share	$0.05	$—	$0.05	$—

RPX Corporation
Reconciliation of Non-GAAP Net Income to Non-GAAP Net Income, As Adjusted for ASC 606
(in thousands, except per share data)
(unaudited)
	Year Ended December 31,
	2017	2016
Non-GAAP net income	$40,741	$35,745
New revenue standard adjustments[10]	(9,781)	6,096
New revenue standard adjustments related to the tax effects of Tax Cuts and Jobs Act[10]	3,619	—
Non-GAAP net income, as adjusted for ASC 606	$34,579	$41,841

RPX Corporation
Reconciliation of GAAP to Non-GAAP Cost of Revenue and Non-GAAP Cost of Revenue, As Adjusted for ASC 606
(in thousands)
(unaudited)
	Three Months Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016
Cost of revenue	$48,987	$49,696	$203,709	$197,262
Stock-based compensation[1]	(127)	—	(474)	—
Amortization of acquired intangible assets[2]	(503)	(527)	(2,056)	(2,119)
Non-GAAP cost of revenue	$48,357	$49,169	201,179	195,143
New revenue standard adjustments[10]			(27,283)	(32,328)
Non-GAAP cost of revenue, as adjusted for ASC 606			$173,896	$162,815

RPX Corporation
Reconciliation of GAAP to Non-GAAP Selling, General and Administrative Expenses, As Adjusted for ASC 606
(in thousands)
(unaudited)
	Three Months Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016
Selling, general and administrative expenses	$23,745	$24,043	$90,507	$100,457
Stock-based compensation[1]	(3,650)	(4,229)	(14,514)	(18,568)
Amortization of acquired intangible assets[2]	(1,621)	(1,875)	(6,852)	(7,492)
Non-GAAP selling, general and administrative expenses	$18,474	$17,939	69,141	74,397
New revenue standard adjustments[10]			628	(624)
Non-GAAP selling, general and administrative expenses, as adjusted for ASC 606			$69,769	$73,773

RPX Corporation
Reconciliation of GAAP to Non-GAAP Interest and Other Income (Expense), Net
(in thousands)
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016
Interest and other income (expense), net	$(1,237)	$(2,085)	$(1,255)	$(3,079)
Fair value adjustment on deferred payment obligations[3]	—	—	—	(1,920)
Gain on extinguishment of deferred payment obligations[3]	—	—	—	(463)
Realized loss on exchange of short-term investments[3]	—	—	—	188
Accelerated debt issuance costs[3]	1,332	—	1,332	—
Non-GAAP interest and other income (expense), net	$95	$(2,085)	$77	$(5,274)

RPX Corporation
Reconciliation of GAAP to Non-GAAP Provision for Income Taxes, As Adjusted for ASC 606
(in thousands)
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016
Provision for income taxes	$9,483	$4,245	$20,078	$14,074
Tax effects of other non-GAAP exclusions[5]	9,078	2,163	13,952	8,474
Tax effects of Tax Cuts and Jobs Act[8]	(14,557)	—	(14,557)	—
Non-GAAP provision for income taxes	$4,004	$6,408	19,473	22,548
New revenue standard adjustments[10]			22	3,609
New revenue standard adjustments related to the tax effects of Tax Cuts and Jobs Act[10]			(3,619)	—
Non-GAAP provision for income taxes, as adjusted for ASC 606			$15,876	$26,157

RPX Corporation
Reconciliation of Net Income (Loss) to Non-GAAP Adjusted EBITDA Less Net Patent Spend
(in thousands)
(unaudited)
	Three Months Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016
Net income (loss)	$(95,694)	$1,733	$(79,143)	$18,235
Provision for income taxes	9,483	4,245	20,078	14,074
Interest and other income (expense), net	1,237	2,085	1,255	3,079
Impairment losses[4]	94,051	—	94,051	—
Stock-based compensation[1]	3,777	4,229	14,988	18,568
Depreciation and amortization	39,865	42,311	168,143	171,623
Non-GAAP adjusted EBITDA[6]	52,719	54,603	219,372	225,579
Net patent spend	(51,435)	(45,495)	(106,010)	(117,429)
Non-GAAP adjusted EBITDA less net patent spend	$1,284	$9,108	$113,362	$108,150

RPX Corporation
Reconciliation of Cash Provided by Operating Activities to Free Cash Flow
(in thousands)
(unaudited)
	Year Ended December 31,
	2017	2016
Net cash provided by operating activities	$181,478	$187,256
Purchases of property and equipment	(1,316)	(3,667)
Acquisitions of patent assets	(106,343)	(116,742)
Free cash flow[9]	$73,819	$66,847

RPX Corporation
Additional Metrics
(in thousands)
(unaudited)
	As of and for the Three Months Ended December 31,
Operating Metrics	2017	2016
Gross patent spend	$65,125	$48,495
Trailing four quarters	179,865	184,314
Net patent spend	51,435	45,495
Trailing four quarters	106,010	117,429

	As of and for the Three Months Ended December 31,
Financial Metrics	2017	2016
Subscription revenue[7]	$59,549	$62,688
Discovery revenue	20,279	18,289
Fee-related revenue	1,981	825
Total revenue	$81,809	$81,802
Cash, cash equivalents and short-term investments	$157,165	$190,988
Deferred revenue, current and non-current	106,868	130,408

[1]	RPX excludes stock-based compensation and related employer payroll taxes from its non-GAAP financial measures.

[2]	RPX excludes amortization expense related to intangible assets (other than patents) acquired in conjunction with the acquisition of businesses from its non-GAAP financial measures.

[3]
RPX excludes fair value adjustments and gains on extinguishment related to its deferred payment obligations, realized losses on exchanges of short-term investments, and acceleration of debt issuance costs from the early repayment of term debt from its non-GAAP financial measures.

[4]	RPX excludes non-cash impairment losses from its non-GAAP financial measures.

[5]	Amount reflects income taxes associated with the above noted non-GAAP exclusions.

[6]
RPX calculates non-GAAP adjusted EBITDA as GAAP earnings before other income or expenses, net, provision for income taxes, depreciation, amortization, non-cash impairment losses, and stock-based compensation expenses (inclusive of related employer payroll taxes).

[7] Subscription revenue is comprised of revenue generated from membership subscription services, premiums earned, net of ceding commissions, from insurance policies, and management fees related to the Company's insurance business.

[8]	RPX excludes one-time impacts of the Tax Cuts and Jobs Act from its non-GAAP financial measures, specifically as it relates to the revaluation of deferred taxes and repatriation toll charges.

[9]	Free cash flow is a non-GAAP financial measure which the Company defines as cash flow from operating activities less capital expenditures such as property and equipment and patent assets.

[10]
The Company is providing annual adjustments from ASC 605 to ASC 606 for additional transparency. These adjustments for the years ended December 31, 2017 and 2016 are preliminary estimates and subject to change. These adjustments do not have an impact on the items excluded for non-GAAP presentation except the one-time tax effects of the Tax Cuts and Jobs Act relating to the revaluation of deferred taxes for the fourth quarter and year ended December 31, 2017 which increases the Company's provision for income taxes by $3.6 million.

[11]
The Company excludes the anti-dilutive effects of stock options and restricted stock units using the treasury-stock method of 0.7 million shares from its computation of net loss per share for the three months and year ended December 31, 2017. However, these are included when calculating non-GAAP net income per share as the effect is dilutive in these periods.